UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington, LA 70433
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Globalstar, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “2026 Annual Meeting”) on May 13, 2026. At the 2026 Annual Meeting, the Company’s stockholders (1) elected each of the two director nominees listed below to serve as Class B directors for a term that will continue until the Company’s 2029 annual meeting of stockholders or until their successors have been elected and qualified; (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026; and (3) approved, on an advisory basis, the compensation of the Company’s named executive officers.

Of the 128,591,126 shares of the Company’s common stock outstanding as of the record date on March 23, 2026, 115,549,917 shares were represented in person or by proxy at the 2026 Annual Meeting. The inspector of election reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the two Class B Director nominees

Name	For	Withhold	Broker Non-Votes
James F. Lynch	92,212,990	9,324,610	14,012,317
Timothy E. Taylor	96,896,894	4,640,706	14,012,317

Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026

For	Against	Abstain
114,793,734	614,674	141,509

Proposal No. 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
97,774,479	3,664,885	98,236	14,012,317

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

By:	/s/ Rebecca S. Clary
Rebecca S. Clary
Chief Financial Officer

Date: May 14, 2026